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                                                                       EXHIBIT 4

                            VALLICORP HOLDINGS, INC.
           1996 AUBURN 1982 INCENTIVE CONTINUATION STOCK OPTION PLAN


          1.  Background.
              ----------

              (a) ValliCorp Holdings, Inc. (the "Company") and Auburn Bancorp ("Auburn") entered into an Agreement and Plan of Reorganization dated as of March 27, 1996 (the "Merger Agreement"), which provides for the merger (the "Merger") of Auburn with and into the Company.

              (b) Section 7.10 of the Merger Agreement provides, in its entirety, as follows:

              "7.10 Stock Options.
                    -------------

              (a) At and as of the Effective Time, ValliCorp shall assume each and every outstanding option to purchase shares of Auburn Common Stock ("Auburn Stock Option") and all obligations of Auburn under the Auburn Stock Plans. Each and every Auburn Stock Option so assumed by ValliCorp under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Auburn Stock Plans immediately prior to the Effective Time, except that: (i) such Auburn Stock Option shall be exercisable for that number of whole shares of ValliCorp Common Stock equal to the product of (A) the number of shares of Auburn Common Stock that were purchasable under such Auburn Stock Option immediately prior to the Effective Time multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of ValliCorp Common Stock; and (ii) the per share exercise price for the shares of ValliCorp Common Stock issuable upon exercise of such Auburn Stock Option shall be equal to the quotient determined by dividing

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          (A) the exercise price per share of Auburn Common Stock at which such
          Auburn Stock Option was exercisable immediately prior to the Effective Time by (B) the Conversion Ratio. At the Effective Time, ValliCorp shall issue to each holder of an outstanding Auburn Stock Option a document evidencing the assumption of such Auburn Stock Option by ValliCorp pursuant to this Section 7.10.

          (b) ValliCorp shall comply with the terms of the Auburn Stock Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that Auburn Stock Options which qualify as incentive stock options prior to the Effective Time qualify as incentive stock options of ValliCorp after the Effective Time.

          (c) At or prior to the Effective Time, ValliCorp shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ValliCorp Common Stock for delivery upon exercise of Auburn Stock Options assumed by it in accordance with this Section
          7.10. At the Effective Time, or as soon as practicable thereafter, ValliCorp shall file a registration statement on Form S-4 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of ValliCorp Common Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding."

          (c) The term "Effective Time", as used herein, shall mean the effective time of the Merger as such term is defined in

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the Merger Agreement.  The Effective Time occurred or is anticipated to occur on or about September 13, 1996.

          (d) As of the Effective Time, there were options for 34,565 shares of common stock, no par value ("Auburn Common Stock"), of Auburn ("Auburn Stock Options") outstanding under the Auburn Bancorp 1982 Incentive Stock Option Plan (the "Auburn Plan").

          (e) By way of this ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan (the "Plan"), the Company is assuming the Auburn Plan as of the Effective Time, with modifications to (i) reflect the substitution of the Company for Auburn, (ii) reflect that the options to purchase stock will be options to purchase the Common Stock, par value one cent ($.01) per share, of the Company ("Company Common Stock") with appropriate adjustment for the Conversion Ratio determined according to the Merger Agreement, (iii) reduce the number of shares available for distribution under the Plan to the number of shares subject to outstanding Auburn Stock Options as of the Effective Time, and (iv) make other appropriate revisions to the Auburn Plan not inconsistent with the provisions of the Merger Agreement.

          (f) The Plan has expired, with the effect that no additional options may be granted under it. The Plan will, however, continue to govern options outstanding at the Effective Time and assumed by the Company.

     2.   Purpose.
          -------

     The purpose of the Plan is to strengthen the Company and those corporations which are or hereafter become subsidiary corporations of the Company by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating officers and management level employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and any subsidiary corporations. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such officers and management level employees may purchase shares of the common stock of the Company pursuant to options granted in accordance with this Plan.

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     3.   Administration.
          --------------

     This Plan shall be administered by a committee (the "Stock Option Committee") consisting of certain members of the Board of Directors who from time to time shall be selected by the Board; provided, however, none of the members of the Stock Option Committee may receive Options under the Plan. Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the unanimous written consent, of its members. If no Stock Option Committee is selected, the Board of Directors as a whole, except for members who have been or are to be granted Options under the Plan, shall act as such Committee. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

     Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Stock Option Committee on matters referred to in this section shall be final and conclusive.

     4.   Incentive Stock Options.
          -----------------------

     Options granted under this Plan are intended to be qualified under Section 422 of the Internal Revenue Code, as amended from time to time (the "Code"). Each stock option agreement shall contain such terms and provisions as the Stock Option Committee may determine to be necessary in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

     5.   Participation.
          -------------

     Full-time salaried officers and management level employees of the Company or of a subsidiary corporation (as that term is defined in Section 424(f) of the Code), shall be eligible for

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selection to participate in the Plan. No director of the Company who is not also a full-time salaried officer or employee of the Company or a subsidiary corporation, may be granted an Option hereunder. Subject to the express provisions of the Plan, the Stock Option Committee shall select from the eligible class of employees and make recommendations to the Board of Directors concerning the individuals to whom Options shall be granted, the terms and provisions of the respective Option agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option. An individual who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options if the Board of Directors shall so determine.

     The Board of Directors shall determine the individuals who shall receive Options and the terms and provisions of the Options, and shall grant such Options to such individuals. Notwithstanding the above, however, the Board of Directors may delegate to the Stock Option Committee the power to determine the individuals who shall receive Options, the terms and provisions of such Options, and to grant Options to such individuals.

     No officer or management level employee of the Company or of a subsidiary corporation (as defined in Section 424(f) of the Code) shall be granted an Option under this Plan, if such person at the time of the grant owns more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as defined in Section 422 of the Code); however, such person may be granted an Option under this Plan provided that at the time of the grant of the Option, the Option price is at least 110 percent of the fair market value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     6.   Stock Subject to the Plan.
          -------------------------

     Subject to adjustments as provided in Section 15 hereof, the stock to be offered under the Plan shall be shares of the Company's authorized but unissued Common Stock or Treasury Common Stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all Options granted under the Plan shall not exceed 28,373 shares. If any Option shall

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expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

     7.   Annual Limit on Stock Options.
          -----------------------------

     The aggregate fair market value (determined as of the time the option is granted) of stock for which the participant may be granted options in any calendar year (under all such plans of the Company and its parent and subsidiary corporation) shall not exceed $100,000 plus any unused limit carryover to such year as provided in Section 422 of the Code.

     8.   Option Price.
          ------------

     The purchase price of stock subject to each Option shall be determined by the Board of Directors (or the Stock Option Committee if authorized), but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted, except for officers or management level employees who at the time of the grant own more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as defined in Section 422 of the Code), in which case, the purchase price of the stock shall not be less than 110 percent of the fair market value of such stock at the time such option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. The purchase price of any shares purchased shall be paid-in-full in cash at the time of each said purchase.

     9.   Continuation of Employment.
          --------------------------

     Nothing contained in the Plan (or in any option agreement) shall obligate the Company or any subsidiary corporation to employ any option holder ("optionee") for any period or interfere in any way with the right of the Company or a subsidiary corporation to reduce the optionee's compensation.

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     10.  Exercise of Options.
          -------------------

     No option shall be exercisable during the first year after the time such Option is granted and no Option shall be exercisable until all necessary regulatory and shareholder approvals are obtained. Each Option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board of Directors (or the Stock Option Committee, if authorized) shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration of such Option. No Option or installment thereof shall be exercisable except with respect to whole shares and fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten
(10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option. Options may be exercised by written notice to the Company stating the number of shares with respect to which the option is being exercised. Payment of the option price in full for the number of shares to be delivered must be made in cash. Optionees will have no rights as stockholders with respect to stock of the Company subject to their Stock Option Agreements until the date of issuance of stock certificates to them.

     No Option granted under this Plan shall be exercisable while there is outstanding any incentive Stock Option (as defined in Section 422 of the Code) which was granted before the granting of any later Incentive Stock Option (with respect to the same optionee) to purchase stock in the Company or a corporation which (at the time of granting of such option) is a parent or subsidiary corporation of the Company, or is a predecessor of any such corporation, including the Company.

     11.  Non-transferability of Options.
          ------------------------------

     Each Option shall, by its terms, be non-transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the optionee.

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     12.  Cessation of Employment.
          -----------------------

     Except as provided in Sections 13 and 23 hereof, if an optionee ceases to be employed by the Company or a subsidiary corporation for any reason other than his disability (as defined in Section 22(e)(3) of the Code) or death, the optionee's Option shall expire not later than three (3) months thereafter. During the period after cessation of employment, such Option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be employed by the Company or a subsidiary corporation.

     13.  Termination of Employment for Cause.
          -----------------------------------

     If the Stock Option Agreement so provides and if an optionee's employment by the Company or a subsidiary corporation is terminated for cause, the optionee's Option shall expire immediately; provided, however, the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, reinstate the Option by giving written notice of such reinstatement to the optionee at the optionee's last known address. In the event of reinstatement, the optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if he had ceased to be employed by the Company or a subsidiary corporation upon the date of such termination for a reason other than cause or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or a subsidiary corporation, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

     14.  Disability or Death of Optionee.
          -------------------------------

     If any optionee dies while employed by the Company or a subsidiary corporation, or during the three-month period referred to in Section 12 hereof, the Option shall expire one (1) year after the date of such death, except as provided in Section 23 hereof. After such death but before such expiration, the persons to whom the optionee's rights under the Option shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the

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right to exercise such Option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be employed by the Company or a subsidiary corporation.

          If the optionee shall terminate employment because of disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1954, as amended from time to time), the optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within 12 months of the date of termination, but in no event later than the expiration date in the Option Agreement.

     15.  Adjustment Upon Changes in Capitalization.
          -----------------------------------------

     If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share subject to the Option. Any adjustment under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment and fractional share interests shall be disregarded except that they may be accumulated.

     16.  Terminating Events.
          ------------------

     Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations, the result of which the Company is not the

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surviving corporation, or upon a sale of substantially all the assets of the
Company to another corporation, the Plan shall terminate. However, prior to termination optionees shall have the right to exercise their options as to all shares granted them that have not been previously exercised, unless the Company has made special provision in the Employment Agreement of employees who have been granted an Option, or provision is made in connection with such transaction for assumption of Options theretofore granted, or substitution for such Options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation or parent or subsidiary corporation with appropriate adjustments as to number and kind of shares and prices. Nothing in this section shall prohibit optionees from otherwise exercising their vested options prior to the terminating events as discussed above.

     Adjustments under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment and all calculations of the number of shares to be available under the Plan or any option shall be rounded down by ignoring the fraction.

     17.  Amendment and Termination.
          -------------------------

     The Board of Directors of the Company may at any time suspend, amend, or terminate the Plan and may, with the consent of optionee, make such modification of the terms and conditions of the Option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 15 or 16 hereof, no amendment or modification which would:

          (a) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan either in the aggregate or by an individual;

          (b) change the minimum option price;

          (c) increase the maximum term of Options provided for herein; or

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          (d) permit Options to be granted to anyone other than an officer or management level employee of the Company or a subsidiary corporation,

may be adopted without the Company having first obtained any necessary regulatory approvals and any shareholder approvals required by law.

     No Option shall be granted during any suspension or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 16 hereof), without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted.

     18.  Time of Granting Options.
          ------------------------

     The time an Option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors (or action of the Stock Option Committee, if authorized) described in the second paragraph of Section 5 hereof; provided, however, that if appropriate resolutions of the Board of Directors (or the Stock Option Committee, if authorized) indicate that an Option is granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board of Directors (or the Stock Option Committee, if authorized) is taken by unanimous written consent of its members, the action of the Board of Directors (or the Stock Option Committee) shall be deemed to be at the time the last Board (or Stock Option Committee) member signs the consent.

     19.  Privileges of Stock Ownership; Securities Law Compliance; Notice of
          -------------------------------------------------------------------
Sale.
- ----

     No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered. No shares shall be purchased upon the exercise of any option unless and until all then applicable requirements of any regulatory agencies having jurisdiction and all applicable requirements of any exchanges upon which stock of the Company may be listed, shall have been fully complied with. The optionee shall give the Company notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

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     20.  Effective Date of the Plan.
          --------------------------

     The amendments to the Auburn Plan incorporated within and to create this Plan shall become effective at the Effective Time.

     21.  Termination.
          -----------

     Unless previously terminated by the Board of Directors, the Plan shall terminate at the close of business on a date ten (10) years from the earlier of the date of approval by the Company's outstanding shares or the date of adoption of this Plan. No Options shall be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted. The Plan has expired with respect to the granting of additional options.

     22.  Option Agreement.
          ----------------

     Each Option shall be evidenced by a written Stock Option Agreement executed by the Company and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.

     23.  Option Period.
          -------------

     Each Option and all rights and obligations thereunder shall expire on such date as the Board of Directors (or the Stock Option Committee, if authorized) may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

     24.  Exculpation and Indemnification.
          -------------------------------

     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or Stock Option Committee shall be liable for any action or omission of any other member of the Board of Directors or Stock Option Committee nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Board of Directors of the Company and its subsidiary corporations shall

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pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Stock Option Committee in any action brought by a third party against such person (whether or not the Company is joined as a party defendant) to impose a liability or penalty on such person while a director or member of the Stock Option Committee arising with respect to the plan or administration thereof or out of membership on the Stock Option Committee or by the Company, or all or any combination of the preceding; provided the Board of Directors determines in good faith that such director or member was acting in good faith, within what such director or member reasonably believed to be the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company or any subsidiary corporation thereof. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or member of the Stock Option Committee, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

     25.  Agreement and Representations of Optionee.
          -----------------------------------------

     Unless the shares of stock covered by this Plan have been registered with the Securities and Exchange Commission, each optionee shall, by accepting an Option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an Option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Such representation shall be identical to the form of the letter attached hereto as Exhibit "A". Furthermore, the Company, at its sole discretion, may take all reasonable steps, including

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affixing the following legends on certificates embodying the shares:

          The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Act or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for ValliCorp Holdings, Inc. that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with this Plan or any federal or state securities laws.

     In the event that the optionee at any time contemplates the disposition of any of the stock (whether by sale, exchange, gift or other form of transfer), he will first notify the Company of such proposed disposition and will thereafter cooperate with the Company in complying with all applicable requirements of law which, in the opinion of the Company, must be satisfied prior to the making of such disposition. Before consummating such disposition, optionee agrees to provide to the Company an opinion of optionee's counsel, of which both such opinion and such counsel shall be satisfactory to the Company, that such disposition will not result in a violation of any state or federal securities laws or regulations. The Company agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 25 when all of the restrictions on the transfer of the shares, whether imposed by this Plan or federal or state law, have terminated.

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                   ADOPTION OF PLAN AND RESERVATION OF SHARES

     For valuable consideration, including the promises set forth and the consideration provided for in the Merger Agreement, as defined in the foregoing Plan, and effective as of the Effective Time described in the foregoing Plan and defined in the Merger Agreement, the undersigned Company does hereby adopt the foregoing Plan, does hereby reserve 28,373 shares of its Common Stock for issuance upon the exercise of options under the Plan, and agrees to notify its transfer agent of such reservation.

     Executed on September 13, 1996, in Fresno, California, effective as of the Effective Time set forth in the foregoing Plan.

                                       "Company"

                                       VALLICORP HOLDINGS, INC.


                                       By:/s/
                                          ----------------------------
                                           E.L. HERBERT

                                       Title: Executive Vice President,
                                              General Counsel and
                                              Secretary

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